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            AGREEMENT made this 5th day of December, 1995 between DRUG GUILD
DISTRIBUTORS, INC., a New Jersey corporation (hereinafter referred to as the "Corporation"), and ROMAN ENGLANDER (hereinafter referred to as "Englander").

                              W I T N E S S E T H :

            WHEREAS, the Corporation and Englander are parties to an employment agreement made as of October 1, 1993 (the "Agreement") wherein the Corporation employs Englander as its Chief Executive and President; and

            WHEREAS, Englander is desirous of retiring and terminating his employment as of December 31, 1995.

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained the parties hereto agree as follows:

            1. RETIREMENT.

            Englander shall retire as President and Chief Executive of the Corporation as of December 31, 1995 and shall be paid at his current rate of compensation through and including December 31, 1995.

            2. HEALTH INSURANCE.

            The Corporation shall continue Englander's health insurance through and including September 30, 1996 at no cost to Englander. After such date, Englander shall be entitled to continue his healthcare insurance pursuant to the provisions of the plan then in existence as long as Englander pays whatever costs are involved in the continuation of his coverage.

            3. AUTOMOBILE.

            The Corporation shall continue to provide Englander with his 1993 Lincoln automobile through and including September 30, 1996 at no cost to Englander. The Corporation shall transfer title and ownership to the automobile to Englander after September 30, 1996 at no cost to Englander.

            4. CONSULTING.

            Englander will remain available until September 30, 1996 to the Corporation for consulting from time to time on such terms and conditions as the parties shall agree upon. Englander shall have the title of President Emeritus. Any expenses that Englander incurs on behalf of the

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Corporation must be authorized by the Chief Operating or Chief Executive Officer or by the Executive Committee.

            5. BOARD OF DIRECTORS.


            Englander shall remain a member of the Board of Directors of the Corporation until his term shall expire or his successor is elected, whichever shall first occur.

            6. OFFICE.

            The Corporation shall provide Englander with an office at the corporate headquarters through and including September 30, 1996.

            7. DEFERRED COMPENSATION.

            Englander is presently receiving his deferred compensation payments under paragraph 5 of the Agreement and such payments shall continue to be made in accordance with its terms.
Paragraph 5 of the Agreement is hereby ratified and reconfirmed.

            8. NON-COMPETITION.

            The non-competition provisions of paragraph 8 of the Agreement are hereby ratified and reconfirmed and Englander agrees to abide by the provisions of said paragraph.

            9. PENSION AND PROFIT-SHARING PLANS.

            Englander shall be entitled to receive the proceeds payable to him under the Pension Plan and Profit-Sharing Plan in accordance with their terms. Upon request by the Executive Committee, Englander shall tender his resignation as Trustee of either or both plans.

            10. ENTIRE AGREEMENT.

            This agreement constitutes the complete understanding between the parties with respect to the employment of Englander and supersedes all prior agreements of the parties relating thereto hereunder; and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This agreement shall not be altered, modified, amended or terminated orally but may be altered, modified, amended or terminated by written instrument signed by each of the parties hereto.

            11. SUCCESSORS AND ASSIGNS.

                  (a) This agreement shall not be assignable by Englander.


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                  (b) All of the terms and provisions of this agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Corporation hereto.

                  (c) If the Corporation shall at any time be merged or

consolidated into or with any other corporations or if substantially all the assets of the Corporation are transferred to another corporation, the provisions of this agreement shall be binding upon and inure to the benefit of the corporation resulting from such merger or consolidation or to which such assets shall be transferred, and this provision shall apply in the event of any subsequent merger, consolidation or transfer.

            12. GOVERNING LAW.

            This agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

            13. SEPARABILITY.

            In case of any one or more of the provisions of this agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

            14. HEADINGS.

            The headings contained in this agreement are for convenience only and are not to be deemed a part hereof.

            15. WAIVER.

            Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof, shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any time or times be deemed a waiver or relinquishment of such rights or power at any other time or times.

            16. CANCELLATION OF THE AGREEMENT.

            Except as otherwise provided for in this agreement, the provisions of the Agreement are terminated and cancelled as of December 31, 1995.

            17. NOTICES.

            All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the other party hereto at his or its address set forth below:


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            If to Englander:        Roman Englander
                                    71 Ellsworth Terrace
                                    Glen Rock, NJ  07452


            If to the Corporation:  Drug Guild Distributors, Inc.
                                    350 Meadowland Parkway
                                    Secaucus, NJ  07096-1527

Either party may change the address to which notices, requests, demands or other communications hereunder shall be sent by sending written notice of such change of address to the other party.

            IN WITNESS WHEREOF, the parties have executed this agreement as of the 5th day of December, 1995.

                                          DRUG GUILD DISTRIBUTORS, INC.


                                    By:   /s/ Alfred W. Hertel
                                          ------------------------------------
                                          Alfred W. Hertel
                                          Chairman of the Board of Directors


                                          /s/ Roman Englander
                                          ------------------------------------
                                          ROMAN ENGLANDER


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